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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

         We hereby consent to the use of our name and the inclusion of references to, and descriptions of, our tax opinion to Quantum Corporation, dated October 3, 2000, and reliance letter to Maxtor Corporation, dated October 3, 2000 in this registration statement on Form S-3 of Maxtor Corporation dated August 29, 2001.

Ernst & Young LLP

San Jose, California
August 27, 2001